                                                                   Exhibit 10.10

                           STOCK OPTION AGREEMENT #1

                                  PURSUANT TO

                     THE CORPORATE EXECUTIVE BOARD COMPANY

                    STOCK-BASED INCENTIVE COMPENSATION PLAN

     THIS STOCK OPTION AGREEMENT #1 (this "Option Agreement") is made effective as of October 31, 1997 (the "Effective Date"), between The Corporate Executive Board Company, a Delaware corporation (the "Company"), and Jeffrey D. Zients (the "Optionee"), granting to the Optionee Options to purchase 57,462 Option Shares at a purchase price of $16.00 per Option Share, as further described in
Section 2 hereinbelow.

                                R E C I T A L S
                                - - - - - - - -

     A. The Optionee entered into the Continuing Stock Option Agreement pursuant to which to The Advisory Board Company, a Maryland corporation (the "Advisory Board"), granted the Optionee the right and option (the "Continuing Option" or "Continuing Options") to purchase shares of Class B Nonvoting Stock, $0.01 par value, of the Advisory Board, subject to the terms and conditions of the Continuing Stock-Based Incentive Compensation Plan, originally adopted by the Advisory Board on March 1, 1994.

     B. The Advisory Board proposes a spin-off transaction (the "Spin-off Transaction") in which (i) its unincorporated division or functional unit containing its corporate business (the "Corporate Business") will be transferred to the Company, and (ii) the shares of capital stock of the Company will be transferred pro rata to the Advisory Board's shareholder. Following the Spin-off Transaction, it is expected that the Optionee will be an officer of the Company.

     C. The Company shall adopt, on or before the Effective Date, the StockBased Incentive Compensation Plan (the "Plan"), a copy of which is attached hereto as Exhibit A, pursuant to which the Company may grant on or before the Effective Date Options to purchase shares of Class B Nonvoting Common Stock of the Company, par value $0.01 per share (the "Stock").

     D. Pursuant to the terms and conditions of the Substitution Agreement between the Advisory Board and the Optionee (the "Substitution Agreement"), the Optionee has agreed as of the Effective Date to substitute, among other things, Options to purchase shares of Stock, subject to the terms and conditions of the Plan and this Option Agreement, for his or her right, title and interest in and to the Continuing Options.

     E. Therefore, in accordance with the Plan and the Optionee's agreement to substitute Options for Continuing Options as set forth in the Substitution Agreement, the Committee is granting to the Optionee as of the Effective Date Options to purchase shares of Stock, subject to the terms and conditions of the Plan and this Option Agreement.

     F. Optionee acknowledges that Optionee is an employee of the Advisory Board with substantial knowledge concerning the performance, operations and future opportunities relating to the Advisory Board and the Corporate Business. Optionee further acknowledges that Optionee has been briefed on the past and potential future performance of the Advisory Board and the Corporate Business by senior executives of the Advisory Board and/or the Company, and that the Optionee had the opportunity to ask senior executives of the Advisory Board and/or the Company whatever questions the Optionee desired concerning the financial and operational performance and expectations of the Advisory Board and the Corporate Business. Finally, the Optionee acknowledges that all future operating results are impossible to predict and that no representation is being made by the Advisory Board or the Company with respect to the accuracy or completeness of any forecast regarding the future.

     G.  The Optionee acknowledges and agrees that, as of the Effective Date,
(i) the Company is an S Corporation as defined in Section 1361 of the Internal Revenue Code of 1986, as amended, and (ii) that the initial capitalization of the Company is as described below:

     l. 1,000 authorized shares of Class A Common Stock, par value $0.01 per share, of which 1,000 shares have been issued to David G. Bradley;

     2. 1,399,000 authorized shares of Class B Nonvoting Common Stock (the "Stock"), par value $0.01 per share, of which 726,000 shares have been issued to David G. Bradley;

     3. The maximum number of shares of Stock that initially may be subject to Options granted pursuant to the Plan is 400,000.

     Changes in the above capitalization (including increases or decreases in the number of authorized shares of capital stock) and available options with respect to the Company's capital stock may be made in the future. To the extent applicable, Sections 8 and 9 of this Option Agreement may apply to further adjustments to the above capitalization.

                                   AGREEMENTS
                                   ----------

     1.  Definitions.  Capitalized terms used herein shall have the following
         -----------
meanings:

     "Act" is defined in Section 7(a).

     "Advisory Board" is defined in the recitals.

     "Agreement Not to Compete" means the Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation, and Work Product between the Optionee and the Company.

     "Approved Sale" means a transaction or a series of related sale transactions that result in a bona fide unaffiliated change of economic
                              ---- ----
beneficial ownership of the Company (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company) whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation involving the Company. However, an Approved Sale shall not include (i) an issuance by the Company of its own Stock, or (ii) a gift of the stock of the Company.

     "Cash Shortage" is the condition that exists when, in the judgment of the Company, the Company's cash reserves may prove insufficient to (i) cover the Company's working capital and other obligations as they come due, including obligations pursuant to any stock option agreement, stockholders' agreement, agreement not to compete, substitution agreement or liquid markets agreement entered into by the Company and any other obligation of the Company to its employees; (ii) maintain sufficient cash reserves to pay unforeseeable costs that may arise; and at the same time (iii) make payments to Optionee pursuant to this Option Agreement.

     "Cause" for termination is the commission of an act of fraud, theft or dishonesty against the Company; arrest or conviction for any felony; arrest or conviction for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; misconduct; substance abuse; insubordination; violation of Company policy; willful or repeated non-performance or substandard performance of duties; violation of any District of Columbia, state or federal laws, rules or regulations in connection with or during performance of work; or Performance Inconsistent with Past Levels of Contribution, as defined below.

     "Chairman of the Board" means the Chairman of the Board of Directors of the Company.

     "Committee" is defined in the Plan.

     "Company" is defined in the preamble.

     "Continuing Option" or "Continuing Options" is defined in the recitals.

     "Corporate Business" is defined in the recitals.

     "Disability" shall mean a serious and permanent medical incapacity or disability that precludes the Optionee from performing professional work. The Company, at its option and expense, shall be entitled to retain a physician reasonably acceptable to the Optionee to confirm the existence of such incapacity or disability. The Chairman of the Board reserves the right to define Disability in a more liberal manner.

     "Distribution" means distributions to Stockholders with respect to the capital stock of the Company in the form of dividends, redemption payments, liquidation payments, or other similar payment types.

     "Effective Date" is defined in the preamble.

     "Exercise Date" is defined in Section 6(a).

     "Exercise Price" is defined in Section 2.

     "Expiration Event" is defined in Section 5.

     "Fair Market Value" means the fair market value determined by an investment bank selected by the Company, in its sole and absolute discretion. The investment bank shall use customary criteria generally employed within the investment banking community for valuing the assets or capital stock of an entity similar to the Company. With respect to the Options and the Option Shares, Fair Market Value will be determined by applying such minority, liquidity, or other discounts as may be applicable to minority shares of capital stock of this type.

     "First Vesting Date" is defined in Section 3(a).

     "Fiscal Year" means the Company's fiscal year ending March 31 of each year or such other date as shall be designated by the Company in its sole and absolute discretion.

     "Fourth Vesting Date" is defined in Section 3(a).

     "Full Recourse" means the right of the Company to recover against all of the assets of the Optionee in the event of a default by the Optionee with respect to the Note.

     "Initial Public Offering" means the effectiveness of a registration statement under the Act covering any of the capital stock of the Company and the completion of a sale of such stock thereunder, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System.

     "Last Vesting Date" is defined in Section 3(a).

     "Majority Shareholder" means a holder of more than fifty percent (50%) of the outstanding stock of the Company, or if no person holds more than fifty percent (50%) of the outstanding stock of the Company, the holder of a plurality of the outstanding stock of the Company.

     "Market Rate" is a floating rate equal to the Prime Rate as quoted in The Wall Street Journal and as adjusted from time to time but not to exceed 10% per annum.

     "Net Proceeds" is defined in Section 4(b)(ii).

     "Non-Vested Options" is defined in Section 3(a).

     "Note" is defined in Section 6(a)(iii).

     "Option" or "Options" is defined in Section 2.

     "Option Agreement #2" means the Stock Option Agreement #2 between the Optionee and the Company.

     "Option Number" is defined in Section 2.

     "Optionee" is defined in the preamble.

     "Option Shares" means Stock subject to the Option.

     "Performance Inconsistent with Past Levels of Contribution" is any neglect of, or refusal or inability to, perform the Optionee's duties or responsibilities with respect to the Company with the same level of contribution as in past periods of employment; or any insubordination, dishonesty, negligence or malfeasance in the performance of such duties and responsibilities; or the taking of actions which impair the Optionee's ability to perform such duties and responsibilities; or any material violation of Company rules or regulations.

     "Plan" is defined in Recital A.

     "Redemption Date" is defined in Section 11(a).

     "Redemption Payment" is defined in Section 11(a).

     "Redemption Payment Period" is defined in Section 11(a).

     "Second Vesting Date" is defined in Section 3(a).

     "Spin-off Transaction" is defined in the recitals.

     "Stock" is defined in recitals C and G.

     "Stockholder" means a record holder of one or more shares of capital stock of the Company.

     "Stockholders' Agreement" means the Stockholders' Agreement of the Company setting forth, inter alia, certain rights, preferences and privileges of and
               ----------
restrictions on the Option Shares. The Optionee must execute a copy of the Stockholders' Agreement prior to receiving his or her Option Shares pursuant to the exercise of the Option.

     "Substitution Agreement" is defined in recital D.

     "Termination Date" means the date on which the Optionee ceases to serve as an officer of the Company (or act in such other capacity with the Company as the Chairman of the Board and the Optionee shall later mutually agree) for any reason other than (i) for Cause, (ii) for death or a Disability, or (iii) upon a Voluntary Resignation Date.

     "Third Vesting Date" is defined in Section 3(a).

     "Undistributed Earnings" means, on any given date, the greater of (but not less than zero): (i) the retained earnings (or similar entry) shown on the audited financial statements of the Company for the prior Fiscal Year plus an estimate by the Company of additions to or subtractions from such retained earnings through such date of computation, and (ii) the

"accumulated adjustments account" (or similar computation) of the Company for the prior taxable year of the Company pursuant to Section 1368(e) of the Internal Revenue Code of 1986, as amended, plus an estimate by the Company of additions to or subtractions from this account through such date of computation.

     "Vesting Dates" means the First Vesting Date, the Second Vesting Date, the Third Vesting Date, the Fourth Vesting Date, and the Last Vesting Date, collectively.

     "Vested Options" is defined in Section 3(a).

     "Voluntary Resignation Date" means the date on which the Optionee ceases to serve as an officer of the Company (or act in such other capacity with the Company as the Chairman of the Board and the Optionee shall later mutually agree) for voluntary reasons. Voluntary Resignation Date shall not include the date on which the Optionee ceases to serve as an officer of the Company (or act in such other capacity with the Company as the Chairman of the Board and the Optionee shall later mutually agree) due to death or a Disability.

     "Withholding Taxes" is defined in Section 12.

     2. Grant of Option. The Company grants to the Optionee the right and option (the "Option" or "Options") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Option Shares as described in the preamble (the outstanding amount of such unexercised and unexpired Options herein referred to as the "Option Number"), at the purchase price per Option Share as described in the preamble (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein. These Options shall be treated as non-qualified stock options.

     3.  Vesting.

     (a) Generally.  The Options to purchase Stock of the Company shall vest
         ---------
according to the following schedule (the amount of unexercised and unexpired Options vested as of a given date shall herein be referred to as the "Vested Options"; the amount of unexercised and unexpired Options not vested as of a given date shall herein be referred to as the "Non-Vested Options"):

--------------------------------------------------------------------------
                                                CUMULATIVE NUMBER OF
     DATE                                          OPTIONS VESTED
--------------------------------------------------------------------------
    The Effective Date                                 3,077
--------------------------------------------------------------------------
       April 1, 1998
(the "First Vesting Date")                             6,154
--------------------------------------------------------------------------
       April 1, 1999
(the "Second Vesting Date")                           11,923
--------------------------------------------------------------------------
       April 1, 2000
(the "Third Vesting Date")                            17,693
--------------------------------------------------------------------------
       April 1, 2001
(the "Fourth Vesting Date")                           23,462
--------------------------------------------------------------------------
       April 1, 2006
(the "Last Vesting Date")                             57,462
--------------------------------------------------------------------------

     (b) Approved Sale.  Prior to the Last Vesting Date and an Initial Public
         -------------
Offering, in the event of either an Approved Sale pursuant to Section 4(b)(i) or a Distribution pursuant to Section 4(b)(ii) that does not permit the exercise of all Option Shares, the Options exercisable pursuant to such sections shall, first, be deemed Vested Options and shall, second, be deemed Non-Vested Options (but only to the extent the number of Options exercisable pursuant to Sections 4(b)(i) and (ii) exceeds the number of Vested Options). Any Non-Vested Options that remain outstanding as of the end of the day on which any of the events described in the foregoing sentence have occurred shall vest according to the schedule set forth in Section 3(a) above as if the Approved Sale or Distribution described in the foregoing sentence did not occur.

     (c) Effect of Merger, Adjustments and Dilution.  In the event the number of
         ------------------------------------------
Options are adjusted pursuant to Sections 9 or 10 below, the schedule set forth in Section 3(a) above with respect to the cumulative number of Options that vest on each of certain specified dates shall be proportionately modified to reflect such adjustment in the number of Options. More particularly (without limiting the generality of the foregoing), the percentage of Options vested on each of the dates specified on the schedule shall be the same before and after any adjustments required by Sections 9 or 10 below.

     (d) Initial Public Offering.  In the event of an Initial Public Offering,
         -----------------------
the Options shall vest according to the provisions of Section 4(b)(iii) below.

     (e) No Additional Rights.  This Section 3 shall not confer on the Optionee
         --------------------
any right, expressed or implied, other than those rights specifically expressed in this Option Agreement.

     4.  Exercisability.
         -----------------

     (a) Generally.  Prior to an Initial Public Offering, all unexpired and
         ---------
unexercised Vested Options as of a particular Vesting Date shall be exercisable during the month of April beginning on such Vesting Date and during every month of July, October, January, and April thereafter, or at such other times after such Vesting Date and prior to an Initial Public Offering as determined by the Company in its sole and absolute discretion. Prior to an Initial Public Offering and notwithstanding anything in this Section 4(a) to the contrary, if an investment bank is performing, or has performed, substantial services for the Company to examine, investigate, and analyze the possibility, feasibility, or viability of an Initial Public Offering within six (6) months of a month during which the Options would otherwise become exercisable pursuant to this Section 4(a), the Chairman of the Board may, in his sole and absolute discretion, make a determination that such Options shall not be exercisable for such month and may designate some other month (including the following month of January, April, July, or October, as appropriate) for the exercise of the Options; provided, however, the Chairman of the Board may not designate some other month for the exercise of the Options pursuant to this Section 4(a) any later than the month of March beginning on March 1, 2009.

     (b) Other Exercisable Events.  Notwithstanding anything to the contrary in
         ------------------------
Section 4(a) above, the Options shall be exercisable upon the occurrence of any of the following events prior to, on, or after, the Vesting Dates:

          (i)    Approved Sale of Stock.  Prior to an Initial Public Offering,
                 ----------------------
     in the event of an Approved Sale by the Majority Shareholder of one hundred percent (100%) of the Company's outstanding Stock held by such Majority Shareholder, the Options shall be exercisable on the date of such Approved Sale. However, if the Majority Shareholder sells less than one hundred percent (100%) of the Company's outstanding stock held by such Majority Shareholder pursuant to an Approved Sale, the Optionee shall only be entitled to exercise the Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Approved Sale multiplied by the fraction equal to the number of shares of the Company's outstanding stock sold pursuant to the Approved Sale by such Majority Shareholder divided by the total number of shares of the Company's outstanding stock held by such Majority Shareholder immediately prior to such Approved Sale.

          (ii)   Approved Sale of Assets.  Prior to an Initial Public Offering,
                 -----------------------
     in the event of a Distribution by the Company that is funded with one hundred percent (100%) of the proceeds, after payment of related expenses (the "Net Proceeds") from an Approved Sale of one hundred percent (100%) of the Company's assets, the Options shall be exercisable on the date of such Distribution. For purposes of this Section 4(b)(ii), a Distribution made by the Company shall not be treated as a Distribution funded with the Net Proceeds from an Approved Sale of the Company's assets to the extent of the Company's Undistributed Earnings as of the Distribution date. However, if less than one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets is so distributed, the Optionee shall only be entitled on the date of the Distribution to exercise Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Distribution multiplied by the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company. If less than one hundred percent (100%) of the Company's assets is sold pursuant to an Approved Sale and all or some portion of the Net Proceeds from such Approved Sale is so distributed, the Optionee shall be entitled on the date of Distribution to exercise Options with respect to a number of Option Shares equal to the Option Number immediately prior to such Distribution multiplied by the product of (A) the percentage, based on Fair Market Value, of the Company's assets sold pursuant to such Approved Sale, and (B) the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company.

          (iii)  Initial Public Offering.  In the event of an Initial Public
                 -----------------------
     Offering of the Company's Stock, all unexpired Options shall be exercisable as follows:

          (A) as of the date one (1) year after the Initial Public Offering or such earlier date(s) as David G. Bradley shall designate in his sole and absolute discretion, fifty percent (50%) of the Option Number as of the date of the Initial Public Offering; and

          (B) as of the date two (2) years after the Initial Public Offering or such earlier date(s) as David G. Bradley shall designate in his sole and absolute discretion, fifty percent (50%) of the Option Number as of the date of the Initial Public Offering.

     (c) Determination of Exercisable Options.  The good faith determination by
         ------------------------------------
the Company of the number of Options that may be exercisable by the Optionee pursuant to Sections 4(b)(i), (ii) and (iii) above shall be binding upon the Optionee.

     5.  Expiration.  The number of Option Shares that the Optionee is entitled
         ----------
to purchase pursuant to the Options shall be decreased by the number of Option Shares purchased by the Optionee on any given date. In addition, as described below, some or all of the Options shall expire and shall no longer be exercisable, at the end of the day upon which ANY of the following events occurs
                                              ---
(each an "Expiration Event"):

     (a) March 31, 2009.  Upon March 31, 2009, the Options shall expire.
         --------------

     (b) Termination by the Company.  Prior to an Initial Public Offering, (i)
         --------------------------
the Options shall all expire as of the date the Optionee is terminated by the Company for Cause; or (ii) as of the Termination Date, the Options that are Non-Vested Options as of the Termination Date shall all expire as of such Termination Date.

     (c) Voluntary Resignation by the Optionee.  Prior to an Initial Public
         -------------------------------------
Offering, (i) the Options shall all expire on the Voluntary Resignation Date if the Optionee resigns without providing the Company with twelve (12) months prior notice; or (ii) as of a Voluntary Resignation Date, the Options that are Non-Vested Options as of the Voluntary Resignation Date shall all expire as of such Voluntary Resignation Date.

     (d) Approved Sale of Stock.  Prior to an Initial Public Offering, the
         ----------------------
Options shall all expire upon an Approved Sale by the Majority Shareholder of one hundred percent (100%) of the Company's outstanding stock held by such Majority Shareholder. However, if the Majority Shareholder sells less than one hundred percent (100%) of the Company's outstanding stock held by such Majority Shareholder pursuant to an Approved Sale, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Approved Sale multiplied by the fraction equal to the number of shares of the Company's outstanding Stock sold pursuant to the Approved Sale by such Majority Shareholder divided by the total number of shares of the Company's outstanding Stock held by such Majority Shareholder immediately prior to such Approved Sale exceeds the number of Option Shares purchased by the Optionee on the date of such Approved Sale.

     (e) Approved Sale of Assets.  Prior to an Initial Public Offering, the
         -----------------------
Options shall all expire upon a Distribution by the Company that is funded with one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets. For purposes of this Section 5(e), a Distribution made by the Company shall not be treated as a Distribution funded with the Net Proceeds from an Approved Sale of the Company's assets to the extent of the Company's Undistributed Earnings as of the date of the Distribution. However, if less than one hundred percent (100%) of the Net Proceeds from an Approved Sale of one hundred percent (100%) of the Company's assets is so distributed, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Distribution multiplied by the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company exceeds the number of Option Shares purchased by the Optionee on the date of such Distribution. If less than one hundred percent (100%) of the Company's assets is sold pursuant to an Approved Sale and all or some portion of the Net Proceeds from such Approved Sale is so distributed, the number of Options that shall expire shall be equal to the amount by which the Option Number immediately prior to such Distribution multiplied by the product of (i) the percentage, based on Fair Market Value, of the Company's assets sold pursuant to such Approved Sale, and (ii) the percentage of the Net Proceeds from such Approved Sale that is so distributed by the Company, exceeds the number of Option Shares purchased by the Optionee on the date of such Distribution.

     (f) Initial Public Offering.  In the event of an Initial Public Offering,
         -----------------------
the Options shall expire as of the Voluntary Resignation Date or the date on which the Optionee ceases to be employed by the Company for Cause. Any portion of the Option that is unexercisable as of the expiration date shall remain unexercisable and shall also terminate as of such date. If, within two (2) years after an Initial Public Offering, the Optionee is terminated by the Company other than for Cause or ceases employment as a result of death or a Disability, the Options shall expire as of the date two (2) years and thirty
(30) days after the date of the Initial Public Offering. Notwithstanding anything in this subsection (f) to the contrary and except as otherwise provided in Section 5(a) above, if two (2) years have elapsed since the Initial Public Offering, the Option shall expire as of the date thirty (30) days after the date on which the Optionee ceases to be employed by the Company for any reason other than death or a Disability.

     6.  Exercise of the Option.
         ----------------------

     (a) Prior to the expiration thereof, the Optionee may exercise the Options from time to time in whole or in part as permitted hereunder (the "Exercise Date"). On the Exercise Date, the Optionee shall deliver to the Chairman of the Board the following:

          (i) A copy of the Stockholders' Agreement duly executed by the Optionee;

          (ii) A written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase;

          (iii) Payment in full of the aggregate Exercise Price of such Option Shares in one or a combination of the following: (A) cash or a cashier's or certified bank check payable to the order of the Company, or (B) prior to an Initial Public Offering, a Full Recourse promissory note, in a form determined by the Company in its sole and absolute discretion (the "Note"), secured by the number of Option Shares the Optionee has elected to purchase, bearing a Market Rate of interest, and due and payable the earlier of the date the Optionee disposes of all or a portion of his or her Stock securing the Note, or the date six (6) months after the Exercise Date or such later date as the Company determines in its sole and absolute discretion; and

          (iv)   The amount, if any, required pursuant to Section 12 hereof.

     (b) Notwithstanding anything in Section 6(a) to the contrary, the Committee may, in its sole and absolute discretion, permit payment of the Exercise Price in such form or in such manner as may be otherwise permissible under the Plan and under any applicable law.

     (c) If the Optionee provides payment as provided in Section 6(a)(iii)(B) above, the Optionee agrees to execute and deliver such other documents as may be reasonably required by the Company to effectuate and secure the Note. If a Voluntary Resignation Date occurs without the Optionee providing the Company with twelve (12) months prior notice of his or her intention to resign, the Note, together with any accrued interest thereon, shall be immediately payable upon the earlier of the due date of the Note or the Voluntary Resignation Date.

     7.  Compliance with Legal Requirements.
         ----------------------------------

     (a) No Option Shares shall be issued or transferred pursuant to this Option Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

     (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Stockholders' Agreement. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

     (c) The Option Shares issued pursuant to this Option Agreement may bear such legends with respect to their transferability that the Committee may deem appropriate.

     8.  Nontransferability.  Subject to Sections 9 and 11 hereof, the Option
         ------------------
shall not be transferable by the Optionee except, after the Optionee's death, to his or her spouse, child, estate, personal representative, heir or successor. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Option Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

     9.  Effect of Merger; Adjustments.
         -----------------------------

     (a) In the event of an Approved Sale that is a merger or other form of corporate reorganization and notwithstanding any other provisions of this Option Agreement, the unexercised portion of the Option shall be subject to the terms of the agreement or plan of merger or reorganization effecting such merger or reorganization and shall be converted, redeemed, exchanged, canceled or otherwise treated as provided in such agreement or plan of merger or reorganization.

     (b) Subject to Section 9(a) above, if the shares of the Stock are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Option Agreement, in accordance with
Section 10 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee,
          --------  -------
upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

     10.  Adjustments and Dilution.
          ------------------------

     (a) If the capitalization of the Company changes as the result of one or more stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications, mergers, consolidations or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Option Agreement, in accordance with Section 10 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the
                 --------  -------
Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

     (b) Except as may be specifically provided in this Option Agreement, nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of the Company, any merger, consolidation, liquidation or sale of assets, or create in Optionee or his or her permitted transferee any rights to acquire or receive additional shares of capital stock of the Company or otherwise be protected against dilution.

     11.  Right of Redemption of Options.
          ------------------------------

     (a) Prior to an Initial Public Offering of the Stock of the Company and notwithstanding anything in Section 8 above to the contrary, the Company shall have the right, on or after the First Vesting Date and in its sole and absolute discretion, to redeem, in whole, the Options that are Vested Options as of the date (the "Redemption Date") of the Company's exercise of this right of redemption, and the Optionee shall be obligated to sell, in whole, such Vested Options as required by the Company's exercise of this right. The redemption of the Vested Options shall be effective as of the Redemption Date. Payment for the redeemed Options (the "Redemption Payment") shall be made by means of the payment to the Optionee by the Company of the Fair Market Value of such Options in cash or by check as of the date one (1) year after the Redemption Date or such earlier date(s) as the Company may designate in its sole and absolute discretion (the "Redemption Payment Period"). For purposes of this Section 11(a), the Fair Market Value of the redeemed Options shall be determined as of the Redemption Date and no interest shall accrue on any portion of the Redemption Payment due and outstanding during the Redemption Payment Period.

     (b) Notwithstanding anything to the contrary in Section 11(a) above, as of the end of the Redemption Payment Period, payment of any due and outstanding portion of the Redemption Payment shall be delayed if the Company determines it is suffering from a Cash Shortage. Any outstanding portion of a Redemption Payment that would otherwise be due and payable during a period of Cash Shortage shall be delayed for a period of six (6) months, after which time the Company shall either make any payment that has been delayed, or determine that the Company continues to suffer from a Cash Shortage. Interest shall accrue at Market Rate during any period of delay due to this Section 11(b).

     (c) Notwithstanding anything in Sections 11(a) and (b) above to the contrary, if a Voluntary Resignation Date occurs without the Optionee providing the Company with twelve (12) months prior notice of his or her intention to resign, then any portion of the Redemption Payment outstanding as of such Voluntary Resignation Date, together with any accrued and unpaid interest thereon, shall be forfeited by the Optionee, and the Company shall have no further liability with respect to such outstanding portion and such accrued interest, if any.

     12.  Taxes.  The Committee may, in its discretion, make such provisions and
          -----
take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option or the redemption of the Option (the "Withholding Taxes") including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its obligations with respect to the Withholding Taxes. With the consent of the Company, the Optionee may authorize the Company to withhold a sufficient number of the shares of Stock otherwise issuable to the Optionee on the Exercise Date as payment of his or her obligation with respect to the Withholding Taxes (such shares to be valued on the basis of the Fair Market Value of the Stock of the Company on the Exercise
Date).

     13.  No Interest in Shares Subject to Option.  Neither the Optionee
          ---------------------------------------
(individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Stock allocated or reserved for the purpose of the Plan or subject to this Option Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of the Option or portion thereof.

     14.  Subject to Stockholders' Agreement.  The Optionee acknowledges that
          ----------------------------------
the Option Shares are subject to the terms of the Stockholders' Agreement.

     15.  The Plan Controls.  The Option hereby granted is subject to, and the
          -----------------
Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Option Agreement.

     16.  Not an Employment Contract.  Nothing in the Plan, in this Option
          --------------------------
Agreement or any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company nor shall affect the right of the Company to terminate the employment of the Optionee with or without Cause.

     17.  Subject to Agreement Not to Compete.  The Optionee acknowledges that
          -----------------------------------
the execution of the Agreement Not to Compete is a condition precedent to the receipt of any rights or benefits conferred on the Optionee by this Option Agreement.

     18.  Notices.  All notices, requests, demands and other communications
          -------
pursuant to this Option Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if the Company at its principal executive offices addressed to the attention of the Chairman of the Board, and if to Optionee at his or her address as it appears on the books of the Company (or at such other address as shall be given in writing by Optionee or his or her permitted transferee to the Company).

     19.  Binding Effect.  This Option Agreement shall inure to the benefit of
          --------------
and be binding upon the parties hereto and their respective permitted successors and assigns.

     20.  Entire Option Agreement.  This Option Agreement, together with the
          -----------------------
Plan, Stockholders' Agreement, the Option Agreement #2, the Agreement Not to Compete and the Substitution Agreement between The Advisory Board Company and the Optionee, sets forth the entire agreement and understanding between the parties as to the subject matter hereof (including, but not limited to, any rights of the Optionee to any value or appreciation in value of the Company or its capital stock) and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     21.  Amendments and Waivers.  This Option Agreement may be amended, and any
          ----------------------
provision hereof may be waived, only by a writing signed by the party to be charged.

     22.  Further Assurances.  Each party shall cooperate and take such action
          ------------------
as may be reasonably requested by another party in order to carry out the provisions and purposes of this Option Agreement.

     23.  Actions by the Company.  Any reference within this Option Agreement to
          ----------------------
an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

     24.  Headings.  The headings preceding the text of the sections hereof are
          --------
inserted solely for convenience of reference, and shall not constitute a part of this Option Agreement, nor shall they affect its meaning, construction or effect.

     25.  Governing Law.  All terms of and rights under this Option Agreement
          -------------
shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

     26.  Arbitration.  The parties shall endeavor to settle all disputes by
          -----------
amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Option Agreement (excluding enforcement by the Company of its rights under the Agreement Not to Compete) that is not amicably settled shall be resolved by arbitration, as follows:

     (a) Any such arbitration shall be heard in the District of Columbia, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the appropriate official in the District of Columbia office of the American Arbitration Association or, in the event of his or her unavailability by reason of disqualification or otherwise, by the appropriate official in the New York City office of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final. Except as otherwise provided in this Section 26, all of the arbitration proceedings shall be conducted in accordance with the rules of the arbitrators.

     (b) An arbitration may be commenced by any party to this Option Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the District of Columbia for an order appointing arbitrators qualified as set forth below.

     (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall have the discretion to award costs and/or attorneys' fees as they deem appropriate under the circumstances. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

     (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (e) It is intended that controversies or claims submitted to arbitration under this Section 26 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement to be effective as of the date set forth above.

                              THE CORPORATE EXECUTIVE BOARD COMPANY


                              By:  /s/ Harold L. Siebert
                                  --------------------------------------
                              Name:  Harold "Rusty" Siebert
                              Title: Chairman of the Board of Directors



                              OPTIONEE


                              Signature:  /s/ Jeffrey D. Zients
                                         -------------------------------
                                           Jeffrey D. Zients